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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: May 23, 2006

                          MSGI SECURITY SOLUTIONS, INC.

               (Exact name of Registrant as specified in charter)



  Nevada                       0-16730                 88-0085608
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(State or other              (Commission              (I.R.S. Employer
jurisdiction of              File No.)              Identification No.)
incorporation)


                               575 Madison Avenue
                            New York, New York 10022
                    (Address of Principal Executive Offices)

                                  917-339-7134
              (Registrant's telephone number, including area code)


Item 3.01: Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On Friday May 26, 2006, the Company announced that it has received a notice of pending review from the Nasdaq Stock Market, dated May 23, 2006, regarding the Company's non-compliance with Marketplace Rule 4310(c)(2)(B) which requires the Company to have a minimum of $2,500,000 in stockholders' equity, $35,000,000 market value of listed securities or $500,000 in net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years. The Company reported stockholders' equity of $1,176,624 on its quarterly report on Form 10-Q for the period ended March 31, 2006. In addition, the Company has reported losses from continuing operations for the last three completed fiscal years and carries a market value of listed securities of $16,591,274.

The Company intends to provide a detailed plan to the Nasdaq Stock Market, as Requested, on or before June 7, 2006 indicating how it expects to correct the $1,323,376 deficiency in stockholders' equity.

The Company has taken measures to restore stockholders' equity prior to receiving notification from Nasdaq. As reported in the Company's quarterly report on Form 10-Q dated May 22, 2006, under the Notes to Interim Condensed Consolidated Financial Statements, Footnote 18. Subsequent Events, "On May 22, 2006, the Company has received a commitment letter from an international technology firm strategically focused on Homeland Security to provide equity financing in a minimum amount of $3.0 million before June 30, 2006." While MSGI is currently below the required Nasdaq threshold for stockholders equity, this new financing will enable MSGI to regain compliance with such requirements.

The foregoing summary is qualified in its entirety by the Press Release incorporated herein as Exhibit 99.1.

Item 9.01: Financial Statements and Exhibits

(a) N/A

(b) N/A

(c) The following documents are filed herewith as exhibits to this Form 8-K:

Exhibit No.

99.1     Press Release issued by the Registrant dated May 26, 2006.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      MSGI SECURITY SOLUTIONS, INC.

Date: May 26, 2006                    By: /s/ Richard J. Mitchell III
                                      -------------------------------
                                      Name:    Richard J. Mitchell III
                                      Title:   Chief Accounting Officer



                                  EXHIBIT INDEX

Exhibit No.                   Description of Exhibit

99.1     Press Release issued by the Registrant dated May 26, 2006.